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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2000 relating to the financial statements and financial statement schedule, which appears in Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 6, 2001 relating to the financial statements, which appears in the Current Report on Form 8-K dated March 2, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
March 2, 2001